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                                                               EXHIBIT 23.4



                              ACCOUNTANTS' CONSENT





     The Board of Directors
     Davidson & Associates, Inc.

     We consent to the incorporation by reference herein of our report dated February 21, 1996 with respect to the consolidated balance sheets of Davidson & Associates, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the prospectus.


                                   KPMG Peat Marwick LLP

     Long Beach, California
     October 4, 1996












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